UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2017

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Eduardo G. Mestre, a member of Comcast Corporation’s Board of Directors and a member of the Audit and Finance Committees of the Board, decided not to stand for reelection to the Board on February 22, 2017 in order to pursue other professional commitments. Mr. Mestre will continue to serve as a director until his term ends at Comcast’s 2017 annual meeting of shareholders.

On February 23, 2017, Asuka Nakahara was appointed to the Board, effective February 24, 2017. The Board has determined that Mr. Nakahara is independent in accordance with applicable NASDAQ Global Select Market rules and Comcast’s corporate governance guidelines. Mr. Nakahara has been a partner in Triton Atlantic Partners, a real estate advisory firm and investment vehicle, since 2009. He also serves as an Associate Director of the Zell-Lurie Real Estate Center at the Wharton School of the University of Pennsylvania and is a director of the CBRE Clarion Global Real Estate Income Fund.

Mr. Nakahara will receive compensation in accordance with Comcast’s 2002 Non-Employee Director Compensation Plan, as further described in Comcast’s proxy statement filed on April 8, 2016.

As previously reported in the Form 8-K filed by Comcast on December 7, 2016, David C. Novak was appointed to the Board. At the time the original Form 8-K was filed, it had not been determined on which committees Mr. Novak would serve. On February 23, 2017, the Board appointed Mr. Novak to the Compensation Committee of the Board, effective February 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	February 23, 2017	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary